JOHN WILEY & SONS, INC.
Amendment to the John Wiley & Sons, Inc. Employees’ Savings Plan

WHEREAS, John Wiley & Sons, Inc. (the “Company”) maintains the John Wiley & Sons, Inc. Employees’ Savings Plan (the “Plan”); and
WHEREAS, pursuant to Section 12.01 of the Plan, the Board of Directors of the Company (the “Board”) reserves the right to amend the Plan from time to time, subject to certain conditions not here relevant; and
WHEREAS, the Board wishes to clarify the eligibility provisions of the Plan to eliminate the 90- day waiting period for participation; and
WHEREAS, the Board wishes to amend the Company Contribution provisions of the Plan to remove suspension following company contribution withdrawal; and
WHEREAS, the Board wishes to reduce the length of time before auto-enrollment begins;
NOW, THEREFORE be it,
RESOLVED, that, effective January 1, 2022, Section 2.01 of the Plan is clarified to read as follows:
Each employee will be eligible to become a Participant on any Enrollment Date next following the date on which he or she completes six months (three months, effective on and after January 1, 2014) of employment with the Company or Affiliated Company, provided he or she is then (i) an Employee, except as otherwise provided in Appendix A, and (ii) ineligible to participate in another defined contribution savings plan maintained by the Company or an Affiliated Company. Effective January 1, 2022, a Participant will eligible to become a Participant on any Enrollment Date after the date of hire without the requirement to first complete a period of employment, but otherwise subject to the foregoing requirements and provided that contribution elections are made pursuant to Section 2.02 or Section 3.01.
and be it further
RESOLVED, that, effective as of January 1, 2022, Section 3.01(a) of the Plan is amended to read as follows:
With respect to an Employee who is employed or reemployed by the Company on or after January 1, 2022 and does not affirmatively enroll in the Plan on or after his or her Enrollment Date, the Employee will be automatically enrolled in the Plan as of the first payroll period commencing on or next follow the date that is thirty (30) days after the Employee’s date of hire or rehire. The escalating contribution provisions of the preceding paragraph will continue to apply.

and be it further
RESOLVED, that, effective as of January 1, 2022, Section 7. 03(b) of the Plan is amended by adding the following to the end thereof:
Notwithstanding the foregoing, effective January 1, 2022, a Participant will no longer be suspended from making contributions to the Plan due to a withdrawal of Company Contributions.